Exhibit 99.1

For Immediate Release

TRIPATH LISTED ON OTC BULLETIN BOARD

San Jose, Calif., December 30, 2005, Tripath Technology Inc. (OTC Bulletin Board: TRPH), creators of Class-T® 1-bit digital audio amplifiers with Digital Power Processing (DPP®), today announced the company’s common stock listing will be moved to the OTC Bulletin Board effective December 30, 2005.

Dr. Adya S. Tripathi, president and chief executive officer of Tripath, said, “We are pleased to have met the NASD OTC Bulletin Board’s listing requirements and by the Market Operations Unit’s decision to list our common stock. This completes one step in our goal to appeal to a broader audience of investors, and we believe having our stock listed on the exchange will provide additional liquidity and marketability for our common shares.”

About Tripath Technology Inc.

Based in San Jose, California, Tripath Technology Inc. is a fabless semiconductor company that focuses on providing highly efficient power amplification to the digital media consumer electronics and communications markets. Tripath owns the patented technology called Digital Power Processing® (DPP), which leverages modern advances in digital signal processing and power processing. Tripath markets audio amplifiers with DPP under the brand name Class-T®. Tripath’s current customers include, but are not limited to, companies such as Alcatel, Alpine, Hitachi, JVC, Sanyo, Sharp, Sony and Toshiba. For more information on Tripath, please visit Tripath’s web site at www.tripath.com.

Safe Harbor Statement

Certain statements in this release concerning Tripath’s move to the OTC Bulletin Board, and the benefits therefrom, including additional liquidity and marketability for our common shares, contain forward-looking statements that involve a number of risks and uncertainties, including whether we can maintain our listing thereon. Actual results could differ materially. Further information regarding these and other risks and uncertainties is included in the Company’s United States Securities and Exchange Commission filings, particularly our Annual Report on Form 10-K for the year ended September 30, 2005 filed with the Securities and Exchange Commission on December 7, 2005.

CONTACT:

Tripath Technology Inc.

Jeffrey L. Garon, 408-750-6801

INVESTOR CONTACT:

Lippert / Heilshorn & Associates, Inc.

David Barnard / Kirsten Chapman, 415-433-3777

david@lhai-sf.com